Ex-99.(d)(76)

Exhibit (d)(76)





                        INVESTMENT SUBADVISORY AGREEMENT
                              ENTERED INTO BETWEEN
              TRAVELERS ASSET MANAGEMENT INTERNATIONAL COMPANY LLC
                                       AND
                     TRAVELERS INVESTMENT MANAGEMENT COMPANY


         This Investment Subadvisory Agreement (the "Agreement") is entered into as of May 1, 2005, by and between Travelers Asset Management International Company LLC, a limited liability company duly organized and existing under the laws of the State of New York ("TAMIC"), and Travelers Investment Management Company ("TIMCO"), a Connecticut general business corporation (the "Subadviser").

         WHEREAS, TAMIC and The Travelers Series Trust, an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") and organized as a Massachusetts business trust (the "Trust"), have entered into an Investment Advisory Agreement dated May 1, 2005, (the "Investment Advisory Agreement"), a copy of which is attached as Exhibit A hereto;

         WHEREAS, pursuant to the Investment Advisory Agreement, TAMIC has agreed to provide investment management and advisory services to the Small Cap Value Portfolio and Small Cap Growth Portfolio, each a series of the Trust (each a "Portfolio"; all references herein to "the Portfolio" shall apply with full force and effect to each Portfolio); and

         WHEREAS, the Investment Advisory Agreement provides that TAMIC may engage a duly organized subadviser, to furnish investment information, services and advice to assist TAMIC in carrying out its responsibilities under the Investment Advisory Agreement, provided that TAMIC obtains the consent and approval of the Board of Trustees of the Trust (the "Board") and a majority of those trustees who are not parties to the Investment Advisory Agreement or "interested persons" of any party thereto in accordance with the requirements of the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, TAMIC desires to retain the Subadviser to render investment advisory services to TAMIC in the manner and on the terms set forth in this Agreement, and the Subadviser desires to provide such services.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, TAMIC and the Subadviser agree as follows:

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         1.       INVESTMENT DESCRIPTION; APPOINTMENT

         (a) INVESTMENT DESCRIPTION. The Trust desires to employ its capital relating to the Portfolio by investing and reinvesting in investments of the kind and in accordance with the investment objective(s), policies and limitations specified in the prospectus (the "Prospectus") and the statement of additional information (the "SAI") filed with the Securities and Exchange Commission (the "SEC") as part of the Trust's Registration Statement on Form N-lA, as may be periodically amended. TAMIC agrees to provide promptly copies of all amendments and supplements to the current Prospectus and the SAI, and copies of any procedures adopted by the Board applicable to the Subadviser and any amendments thereto (the "Board Procedures"), to the Subadviser on an on-going basis. Until TAMIC delivers any such amendment or supplement or Board Procedures, the Subadviser shall be fully protected in relying on the last Prospectus and SAI and any Board Procedures, if any, previously furnished to the Subadviser. In addition, TAMIC shall furnish the Subadviser with a certified copy of any financial statement or report prepared for the Trust with respect to the Portfolio by certified or independent auditors, and with copies of any financial statements or reports made by the Trust to shareholders or to any state or federal regulatory agency. TAMIC shall also inform the Subadviser of the results of any audits or examinations by regulatory authorities pertaining to the Subadviser's responsibilities for the Portfolio. TAMIC further agrees to furnish the Subadviser with any materials or information that the Subadviser may reasonably request to enable it to perform its functions under this Agreement.

         (b) APPOINTMENT OF SUBADVISER. TAMIC hereby engages the services of the Subadviser in connection with the investment and reinvestment of that discrete portion of the Portfolio's assets deemed appropriate from time to time by TAMIC in its discretion, subject to the periodic review by the Board. References to the Portfolio or Portfolio assets shall mean the portion of the Portfolio for which Subadviser is responsible. Pursuant to this Agreement and subject to the oversight and supervision by TAMIC and the Board, the Subadviser shall manage the investment and reinvestment of the Portfolio's assets. Subject to the terms and conditions of this Agreement, the Subadviser hereby accepts the engagement by TAMIC in the foregoing capacity and agrees, at the Subadviser's own expense, to render the services set forth herein and to provide the office space, furnishings, equipment, and personnel required by the Subadviser to perform these services on the terms and for the compensation provided in this Agreement. Except as specified herein, the Subadviser agrees that it shall not delegate any material obligation assumed pursuant to this Agreement to any third party without first obtaining the written consent of both the Trust and TAMIC.

         2.       SERVICES AS SUBADVISER

         Subject to the supervision, direction and approval of the Board and TAMIC, the Subadviser shall conduct a continual program of investment, evaluation, sale, and reinvestment, as it deems appropriate, of the Portfolio's assets. The Subadviser is authorized, in its sole discretion and without prior consultation with TAMIC, to: (a)

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obtain and evaluate pertinent economic, financial, and other information affecting the economy generally and certain companies as such information relates to securities which are purchased for or considered for purchase in the Portfolio; (b) manage the Portfolio's assets in accordance with the Portfolio's investment objectives and policies as stated in the Prospectus and the SAI and applicable rules and regulations under the 1940 Act; (c) make investment decisions for the Portfolio; (d) place purchase and sale orders for portfolio transactions on behalf of the Portfolio and manage otherwise uninvested cash assets of the Portfolio; (e) price such Portfolio securities as TAMIC and Subadviser shall mutually agree upon from time to time; (f) execute account documentation, agreements, contracts and other documents as the Subadviser shall be requested by brokers, dealers, counterparties and other persons in connection with its management of the assets of the Portfolio (in such respect, and only for this limited purpose, the Subadviser shall act as TAMIC's and the Trust's agent and attorney-in-fact); and (g) employ professional portfolio managers and securities analysts who provide research services to the Portfolio.. The Subadviser shall in general take such action as is appropriate to effectively manage the Portfolio's investment practices. In addition,

         (i) The Subadviser shall furnish TAMIC routinely with daily information concerning portfolio transactions and other reports as agreed upon from time to time concerning transactions and performance of the Portfolio, in such form and frequency as may be mutually agreed upon from time to time. The Subadviser agrees to review the Portfolio and discuss the management of the Portfolio with TAMIC and the Board as either or both shall from time to time reasonably request.

         (ii) The Subadviser shall maintain and preserve the records specified in Section 17 of this Agreement and any other records related to the Portfolio's transactions as are required under any applicable state or federal securities law or regulation including: the 1940 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act), and the Investment Advisers Act of 1940, as amended (the "Advisers Act"). TAMIC and the Trust shall maintain and preserve all other books and records for the Portfolio as required under such rules. The Subadviser shall furnish to TAMIC all information relating to the Subadviser's services hereunder reasonably requested by TAMIC within a reasonable period of time after TAMIC makes such request.

         (iii) The Subadviser shall comply with Board Procedures and any amendments thereto provided to the Subadviser by TAMIC or the Trust. The Subadviser shall notify TAMIC as soon as reasonably practicable upon detection of any material breach of such Board Procedures.

         (iv) The Subadviser shall maintain a written code of ethics (the "Code of Ethics") that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act, a copy of which will be provided to TAMIC and the Trust, and shall institute procedures reasonably necessary to prevent Access Persons (as defined in Rule 17j-1) from violating its Code of Ethics. The Subadviser shall follow such Code of Ethics in performing its services under this Agreement. Further, the Subadviser represents that it has policies and procedures regarding the detection and prevention of

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the misuse of material, nonpublic information by the Subadviser and its employees as required by the Insider Trading and Securities Fraud Enforcement Act of 1988, a copy of which it will provide to TAMIC and the Trust upon any reasonable request.

         (v) The Subadviser shall manage the investment and reinvestment of the assets of the Portfolio in a manner consistent with the requirements of Subchapter M and the diversification requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code"). The Subadviser will also manage the investments of the Portfolio in a manner consistent with any and all applicable investment restrictions (including diversification requirements) contained in the 1940 Act and the rules and regulations thereunder, any SEC no-action letter or order applicable to the Trust, and any applicable state securities law or regulation. TAMIC shall provide Subadviser with copies of any such SEC no-action letter or order.

         3.       INFORMATION AND REPORTS

         (a) The Subadviser shall keep the Trust and TAMIC informed of developments relating to its duties as subadviser of which the Subadviser has, or should have, knowledge that would materially affect the Portfolio. In this regard, the Subadviser shall provide the Trust, TAMIC, and their respective officers with such periodic reports concerning the obligations the Subadviser has assumed under this Agreement as the Trust and TAMIC may from time to time reasonably request. Additionally, prior to each Board meeting, the Subadviser will provide TAMIC and the Board with reports regarding the Subadviser's management of the Portfolio during the most recently completed quarter, to include written certifications that the Portfolio is in compliance with the Portfolio's investment objectives and practices, the 1940 Act and applicable rules and regulations under the 1940 Act, and the requirements of Subchapter M and the diversification requirements of Section 817(h) under the Code, and otherwise in such form as may be mutually agreed upon by the Subadviser and TAMIC. The Subadviser also shall certify quarterly to the Trust and TAMIC that it and its "advisory persons" (as defined in Rule 17j-1) have complied materially with the requirements of Rule 17j-1 during the previous quarter or, if not, explain what the Subadviser has done to seek to ensure such compliance in the future. Annually, the Subadviser shall furnish a written report, which complies with the requirements of Rule 17j-1, concerning the Subadviser's Code of Ethics to the Trust and TAMIC. Upon written request of the Trust or TAMIC with respect to violations of the Code of Ethics directly affecting the Portfolio, the Subadviser shall permit representatives of the Trust or TAMIC to examine reports (or summaries of the reports) required to be made by Rule 17j-1(d)(1) relating to enforcement of the Code of Ethics.

         (b) Each of TAMIC and the Subadviser will provide the other party with a list, to the best of TAMIC's or the Subadviser's respective knowledge, of each affiliated person (and any affiliated person of such an affiliated person) of TAMIC or the Subadviser, as the case may be, and each of TAMIC and the Subadviser agrees promptly to update such list whenever TAMIC or the Subadviser becomes aware of any changes that should be added to or deleted from the list of affiliated persons.

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         (c) The Subadviser will also provide TAMIC with any information reasonably requested regarding its management of the Portfolio required for any shareholder report, amended registration statement, or prospectus supplement to be filed by the Trust with the SEC. The Subadviser shall promptly inform the Trust and TAMIC if any information furnished by the Subadviser to TAMIC for inclusion in the Prospectus or SAI is (or will become) inaccurate or incomplete, or if the Portfolio no longer is compliant with Section 817(h) of the Code or Treasury Regulation Section 1.817-5, if applicable.

         4.       RULE 38a-1 COMPLIANCE

         The Subadviser represents, warrants and agrees that it has adopted and implemented, and throughout the term of this Agreement will maintain in effect and implement, policies and procedures reasonably designed to prevent, detect and correct violations by the Subadviser and its supervised persons, and, to the extent the activities of the Subadviser in respect of the Trust could affect the Trust, by the Trust, of "federal securities laws" (as defined in Rule 38a-1 under the 1940 Act), and that the Subadviser has provided the Trust with true and complete copies of its policies and procedures (or summaries thereof) and related information requested by the Trust. The Subadviser agrees to cooperate with periodic reviews by the Trust's compliance personnel of the Subadviser's policies and procedures, their operation and implementation and other compliance matters and to provide to the Trust from time to time such additional information and certifications in respect of the Subadviser's policies and procedures, compliance by the Subadviser with federal securities laws and related matters as the Trust's compliance personnel may reasonably request.

         5.       STANDARD OF CARE

         The Subadviser shall exercise its best judgment and shall act in good faith and use reasonable care and in a manner consistent with applicable federal and state laws and regulations in rendering the services it agrees to provide under this Agreement.

         6.       SUBADVISER'S DUTIES REGARDING PORTFOLIO TRANSACTIONS

         (a) PLACEMENT OF ORDERS. The Subadviser shall take all actions that it considers necessary to implement the investment policies of the Portfolio, and, in particular, to place all orders for the purchase or sale of securities or other investments for the Portfolio with brokers or dealers the Subadviser selects. To that end, the Subadviser is authorized as the Trust's agent to give instructions to the Trust's custodian as to deliveries of securities or other investments and payments of cash for the Portfolio's account. In connection with the selection of brokers or dealers and the placement of purchase and sale orders, the Subadviser is directed at all times to seek to obtain best execution and price within the policy guidelines determined by the Board and set forth in the Trust's current Prospectus and SAI, subject to provisions (b), (c) and (d) of this Section 5.

         (b) SELECTION OF BROKERS AND DEALERS. To the extent permitted by the policy guidelines set forth in the Trust's current Prospectus and SAI, in the selection of brokers and dealers to execute portfolio transactions, the Subadviser is authorized to consider not only the available prices and rates of brokerage commissions, but also other relevant factors, which may include, without limitation: the execution capabilities of the brokers and dealers; the research, custody, and other services provided by the brokers and dealers that the Subadviser believes will enhance its general portfolio management capabilities; the size of the transaction; the difficulty of execution; the operational facilities of these brokers and dealers; the risk to a broker or dealer of positioning a block of securities; and the overall quality of brokerage and research services provided by the brokers and dealers. In connection with the foregoing, the Subadviser is specifically authorized to pay those brokers and dealers who provide brokerage and research services to the Subadviser a higher commission than that charged by other brokers and dealers if the Subadviser determines in good faith that the amount of the commission is reasonable in relation to the value of the services in terms of either the particular transaction or in terms of the Subadviser's overall responsibilities with respect to the Portfolio and to any other client accounts or portfolios that the Subadviser advises. The execution of such transactions shall not be considered to represent an unlawful breach of any duty created by this Agreement or otherwise.

         (c) SOFT DOLLAR ARRANGEMENTS. On an ongoing basis, but not less often than annually, the Subadviser shall identify and provide a written description to the Trust and TAMIC of all "soft dollar" arrangements that the Subadviser maintains with respect to the Portfolio or with brokers or dealers that execute transactions for the Portfolio, and of all research and other services provided to Subadviser by a broker or dealer (whether prepared by such broker or dealer or by a third party) as a result, in whole or in part, of the direction of Portfolio transactions to the broker or dealer. Prior to the commencement of the active management of the Portfolio, and periodically thereafter, but not less often than annually, the Subadviser shall provide the Trust and TAMIC with a written description of all arrangements with third parties and other individuals, entities, brokers, or money management firms that have or may receive or share in the payment of fees for services in connection with securing or continuing this Agreement.

         (d) AGGREGATED TRANSACTIONS. On occasions when the Subadviser deems the purchase or sale of a security or futures contract to be in the best interest of the Portfolio as well as other clients, the Subadviser is authorized, but not required, to aggregate purchase and sale orders for securities or futures contracts held (or to be held) by the Portfolio with similar orders being made on the same day for other client accounts or portfolios that the Subadviser manages. When an order is so aggregated, the Subadviser may allocate the recommendations or transactions among all accounts and portfolios for whom the recommendation is made or transaction is effected on a basis that the Subadviser reasonably considers equitable and consistent with its fiduciary obligations to the Portfolio and its other clients. The Subadviser, TAMIC and the Trust recognize that in some cases this procedure may adversely affect the size of the position obtainable for the Portfolio.

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         7.       COMPENSATION

         In consideration of the services rendered, the facilities furnished, and the expenses assumed pursuant to this Agreement, TAMIC will pay the Subadviser a fee as listed in Attachment A based on the Portfolio's average daily net assets. The parties understand that the fee will be calculated daily and paid monthly. The Subadviser shall have no right to obtain compensation directly from the Trust or the Portfolio for services provided hereunder and agrees to look solely to TAMIC for payment of fees due. The fee for the period from the Effective Date (defined below) of the Agreement to the end of the month during which the Effective Date occurs shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Subadviser, the value of the Portfolio's net assets shall be computed at the times and in the manner specified in the Prospectus and the SAI, and on days on which the net assets are not so determined, the net asset value computation to be used shall be as determined on the immediately preceding day on which the net assets were determined.

         8.       EXPENSES

         The Subadviser shall bear all expenses (excluding expenses to be borne by either the Portfolio or the Trust as described in the following sentence) in connection with the performance of its services under this Agreement. The Trust will bear certain other expenses to be incurred in its operation, including, but not limited to, (i) interest and taxes; (ii) brokerage commissions and other costs in connection with the purchase or sale of securities and other investment instruments; (iii) fees and expenses of the Trust's trustees who are not "interested persons" of the Trust; (iv) legal and audit expenses; (v) custodian, registrar and transfer agent fees and expenses; (vi) fees and expenses related to the registration and qualification of the Trust and the Portfolio's shares for distribution under state and federal securities laws; (vii) expenses of printing and mailing reports and notices and proxy material to shareholders of the Portfolio; (viii) all other expenses incidental to holding meetings of the Portfolio's shareholders, including proxy solicitations therefore; (ix) insurance premiums for fidelity bond and other coverage; (x) investment management fees; (xi) expenses of typesetting for printing prospectuses and statements of additional information and supplements thereto; (xii) expenses of printing and mailing prospectuses and statements of additional information and supplements thereto; (xiii) such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Portfolio is a party and legal obligations that the Portfolio may have to indemnify the Trust's trustees, officers and/or employees or agents with respect thereto; and (xiv) all other expenses not specifically assumed by either the Subadviser or TAMIC

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         9.       SERVICES TO OTHER COMPANIES OR ACCOUNTS

         TAMIC understands that the Subadviser and its affiliates now act, will continue to act and may act in the future as investment manager or adviser to fiduciary and other managed accounts, and as an investment manager or adviser to other investment companies, including any offshore entities or private accounts. TAMIC has no objection to the Subadviser and its affiliates so acting, PROVIDED, that, whenever the Portfolio and one or more other investment companies or accounts managed or advised by the Subadviser and its affiliates have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula reasonably believed to be equitable to each such company and account. TAMIC represents that the Trust recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Portfolio and that the Trust also understands that the persons employed by the Subadviser to assist in the performance of the Subadviser's duties under this Agreement may not devote their full time to such service, and that nothing contained in this Agreement shall be deemed to limit or restrict the right of the Subadviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature. This Agreement shall not in any way limit or restrict the Subadviser or any of its directors, officers, employees, or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by the Subadviser of its duties and obligations under this Agreement.

         10.      DELEGATION OF PROXY VOTING RIGHTS

         The Subadviser shall be responsible for voting proxies on securities held by the Portfolio. The Subadviser represents that is has adopted and implemented written policies and procedures that are, and are reasonably designed to ensure that the Subadviser will vote proxies, in compliance with the 1940 Act and the rules and regulations thereunder. The Subadviser shall provide the Trust in a timely manner with (1) such records of its proxy voting on behalf of the Portfolio as necessary for the Trust to comply with the requirements of Form N-PX, or any successor law, rule, regulation, or SEC position, and (2) such information as necessary for a summary description of the Subadviser's proxy voting policies and procedures to be included in the registration statement with respect to the Trust.

         11.      AFFILIATED BROKERS

         The Subadviser or any of its affiliates may act as broker in connection with the purchase or sale of securities or other investments for the Portfolio, subject to: (a) the requirement that the Subadviser seek to obtain best execution and price within the policy guidelines determined by the Board and set forth in the Trust's current prospectus and SAI; (b) the provisions of the 1940 Act and the Advisers Act; (c) the provisions of the 1934 Act, including, but not limited to, Section 11(a) thereof; and (d) other provisions of applicable law. These brokerage services are not within the scope of the duties of the

Subadviser under this Agreement. Subject to the requirements of applicable law and any procedures adopted by the Board, the Subadviser or its affiliates may receive brokerage commissions, fees or other remuneration from the Portfolio or the Trust for these services in addition to the Subadviser's fees for services under this Agreement.

         12.      CUSTODY

         Nothing in this Agreement shall require the Subadviser to take or receive physical possession of cash, securities, or other investments of the Portfolio.

         13.      TERM OF AGREEMENT; TERMINATION OF AGREEMENT; AMENDMENT OF
AGREEMENT

         (a) TERM. This Agreement shall become effective April __, 2005 (the "Effective Date"), and shall continue for an initial two-year term and shall continue thereafter so long as such continuance is specifically approved at least annually as required by the 1940 Act.

         (b) TERMINATION. This Agreement may be terminated, without penalty, (i) by the Board or by vote of holders of a majority of the outstanding shares of the Portfolio upon sixty (60) days' written notice to TAMIC and Subadviser, (ii) by TAMIC upon 60 days' written notice to the Trust and Subadviser, or (iii) by Subadviser upon 60 days' written notice to the Trust and TAMIC. This Agreement will also terminate automatically in the event of its assignment or in the event of the assignment or termination of the Investment Advisory Agreement.

         (c) AMENDMENT. This Agreement may be amended by the parties only if the amendment is specifically approved by: (i) a majority of those trustees who are not parties to this Agreement or "interested persons" of any party cast in person at a meeting called for the purpose of voting on the Agreement's approval; and (ii) if required by applicable law, the vote of a majority of outstanding shares of the Portfolio.

         14.      REPRESENTATIONS AND COVENANTS OF TAMIC

         TAMIC represents and covenants to Subadviser as follows:

         (a) It is duly organized and validly existing under New York law with the power to own and possess its assets and carry on its business as the business is now being conducted.

         (b) The execution, delivery and performance by TAMIC of this Agreement are within TAMIC's powers and have been duly authorized by all necessary limited liability company action and by the Board of Trustees of the Trust, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of TAMIC for the execution, delivery and performance of this Agreement by the parties hereto, and the execution, delivery and performance of this Agreement by the parties hereto does not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) TAMIC's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instruments binding upon TAMIC.

         (c) It is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement.

         (d) It has met, and shall continue to seek to meet for the duration of this Agreement, any other applicable federal or state requirements, or the applicable requirements of any regulatory of industry self-regulatory agency, necessary to be met by TAMIC in order to perform the services contemplated by this Agreement.

         (e) It (i) is registered with the SEC as an investment adviser under the Advisers Act, (ii) is registered and licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so licensed, and (iii) shall promptly notify the Subadviser of the occurrence of any event that would disqualify TAMIC from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act.

         (f) It acknowledges that it has received a copy of the Subadviser's Form ADV at least 48 hours prior to the execution of this Agreement and has delivered a copy of the same to the Trust.

         (g) The Trust is registered as an open-end management investment company under the 1940 Act and that the Trust's shares representing interests in the Portfolio are registered under the Securities Act of 1933 and under any applicable state securities laws.

         (h) It shall carry out its responsibilities under this Agreement in compliance with (i) federal and state law, including securities law, governing its activities; (ii) the Portfolio's investment objective, policies, and restrictions, as set forth in the Prospectus and SAI, as amended from time to time; and (iii) any policies or directives as the Board may from time to time establish or issue and communicate to the Subadviser in writing. The Trust shall promptly notify TAMIC in writing of changes to (ii) or (iii) above, and upon receipt of such notice, TAMIC shall promptly notify the Subadviser in writing of such changes to (ii) or (iii) above.

         15.      REPRESENTATIONS AND COVENANTS OF THE SUBADVISER

         The Subadviser represents and covenants to TAMIC as follows:

         (a) It is duly organized and validly existing under Connecticut law with the power to own and possess its assets and carry on its business as this business is now being conducted.

         (b) The execution, delivery and performance by the Subadviser of this Agreement are within the Subadviser's powers and have been duly authorized by all necessary action on the part of its board of directors or managing member, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Subadviser for the execution, delivery and performance of this Agreement by the parties hereto, and the execution, delivery and performance of this Agreement by the parties hereto does not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Subadviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instruments binding upon the Subadviser.

         (c) It is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement.

         (d) It has met, and shall continue to seek to meet for the duration of this Agreement, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement.

         (e) It (i) is registered with the SEC as an investment adviser under the Advisers Act, (ii) is registered or licensed as an investment adviser under the laws of jurisdictions in which its activities require it to be so registered or licensed, and (iii) shall promptly notify the Trust of the occurrence of any event that would disqualify it from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act.

         (f) It has provided TAMIC with a copy of its Form ADV as most recently filed with the SEC and will, promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendments to TAMIC. The information contained in the Subadviser's Form ADV is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         (g) It shall carry out its responsibilities under this Agreement in compliance with (i) federal and state law, including securities law, governing its activities; (ii) the Portfolio's investment objective, policies, and restrictions, as set forth in the Prospectus and SAI, as amended from time to time; and (iii) any policies or directives as the Board may from time to time establish or issue and communicate to the Subadviser in writing. The Trust or TAMIC shall promptly notify the Subadviser in writing of changes to (ii) or
(iii) above.

         16.      COOPERATION WITH REGULATORY AUTHORITIES OR OTHER ACTIONS

               The parties to this Agreement each agree to cooperate in a reasonable manner with each other in the event that any of them should become involved in a legal, administrative, judicial or regulatory action, claim, or suit as a result of performing its obligations under this Agreement.

         17.      RECORDS

         (a) MAINTENANCE OF RECORDS. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the 1940 Act, all records relating to the Portfolio's investments that are required to be maintained by the Trust pursuant to the requirements of paragraphs (b)(5),
(b)(6), (b)(7), (b)(9), (b)(10), and (f) of Rule 31a-1, as such may be amended from time to time, under the 1940 Act with respect to the Subadviser's responsibilities hereunder for the Portfolio (the "Portfolio's Books and Records").

         (b) OWNERSHIP OF RECORDS. The Subadviser agrees that the Portfolio's Books and Records are the Trust's property and further agrees to surrender promptly to the Trust or TAMIC the Portfolio's Books and Records upon the request of the Trust or TAMIC; PROVIDED, HOWEVER, that the Subadviser may retain copies of the records at its own cost. The Portfolio's Books and Records shall be made available, within two (2) business days of a written request, to the Trust's accountants or auditors during regular business hours at the Subadviser's offices. The Trust, TAMIC or their respective authorized representatives shall have the right to copy any records in the Subadviser's possession that pertain to the Portfolio or the Trust. These books, records, information, or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, the Portfolio's Books and Records shall be returned to the Trust or TAMIC. The Subadviser agrees that the policies and procedures it has established for managing the Portfolio, including, but not limited to, all policies and procedures designed to ensure compliance with federal and state regulations governing the adviser/client relationship and management and operation of the Portfolio, shall be made available for inspection by the Trust, TAMIC or their respective authorized representatives upon reasonable written request within not more than two (2) business days.

         18.      CONFIDENTIALITY.

         (a) NON-DISCLOSURE BY SUBADVISER. The Subadviser agrees that the Subadviser will not disclose or use any records or confidential information obtained pursuant to this Agreement in any manner whatsoever, except as authorized in this Agreement or specifically by TAMIC or the Portfolio or Trust, or if this disclosure or use is required by federal or state regulatory authorities or by a court.

         (b) NON-DISCLOSURE EXCEPTIONS. The Subadviser may disclose the investment performance of the Portfolio; PROVIDED that the disclosure does not reveal the identity of TAMIC, the Portfolio, or the Trust. The Subadviser may also disclose that TAMIC, the Trust and Portfolio are the Subadviser's clients, PROVIDED that the disclosure does not reveal the investment performance or the composition of the Portfolio.

         19.      LIMITATION OF LIABILITY; INDEMNIFICATION

         (a) LIMITATION OF LIABILITY. Except as provided herein and as may otherwise be provided by the 1940 Act or other federal securities laws, TAMIC and its respective officers, directors, employees, agents, representatives or persons controlled by them (collectively, the "Related Parties") on the one hand, and the Subadviser and the Subadviser Related Parties on the other hand, shall not be liable to each other, the Trust or any shareholder of the Trust for any error or judgment, mistake of law, or any loss arising out of any investment or other act or omission in the course of, connected with, or arising out of any services to be rendered under this Agreement, except that TAMIC, the Subadviser and any respective Related Party shall be so liable by reason of conduct that constitutes willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement.

         (b) SUBADVISER INDEMNITY TO TAMIC. The Subadviser agrees to indemnify and defend TAMIC and TAMIC's Related Parties for any loss, liability, cost, damage, or expenses (including reasonable investigation and defense costs and reasonable attorneys fees and costs) arising out of any claim, demand, action, suit, or proceeding arising out of (i) the Subadviser's conduct that constitutes willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement provided, however that the Subadviser shall not be liable under this paragraph in respect of any loss, expense, claim, damage or liability to the extent that a court having jurisdiction shall have determined by a final judgment, or independent counsel agreed upon by the Subadviser and the Adviser or the Trust, as the case may be, shall have concluded in a written opinion, that such loss, expense, claim, damage or liability resulted from TAMIC's or the Trust's willful misfeasance, bad faith or gross negligence or by reason of the reckless disregard by TAMIC or the Trust of its duties, or (ii) any actual or alleged material misstatement or omission in the Trust's registration statement, any proxy statement, or communication to current or prospective investors in the Portfolio relating to disclosure about the Subadviser or the Portfolio in writing provided to TAMIC or the Trust by the Subadviser.

         (c) TAMIC INDEMNITY TO SUBADVISER. TAMIC agrees to indemnify and defend the Subadviser and the Subadviser's Related Parties for any loss, liability, cost, damage, or expenses (including reasonable investigation and defense costs and reasonable attorneys fees and costs) arising out of any claim, demand, action, suit, or proceeding arising out of any matter to which this Agreement relates provided, however that TAMIC shall not be liable under this paragraph in respect of any loss, expense, claim, damage or liability to the extent that a court having jurisdiction shall have determined by a final judgment, or independent counsel agreed upon by TAMIC and the Sub-Adviser or the Trust, as the case may be, shall have concluded in a written opinion, that such loss, expense, claim, damage or liability resulted from the Sub-adviser's willful misfeasance, bad faith or gross negligence or by reason of the reckless disregard by the Subadviser of its duties, or (ii) any actual or alleged material misstatement or omission in the Trust's registration statement, any proxy statement, or other communication to current or prospective investors in the Portfolio (other than a misstatement or omission relating to disclosure about the Subadviser or the Portfolio provided to TAMIC or the Trust in writing by the Subadviser).

         (d) INDEMNIFICATION PROCEDURES. Promptly after receipt of notice of the commencement of any action by a party seeking to be indemnified under this
Section 19 (the "Indemnified Party"), the Indemnified Party shall, if a claim in respect thereof is to be made against a party against whom indemnification is sought under this Section 19 (the "Indemnifying Party"), notify the Indemnifying Party in writing of the commencement thereof; PROVIDED, HOWEVER, that the omission to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to any Indemnified Party otherwise than under the provisions hereof, and shall relieve it from liability hereunder only to the extent that such omission results in the forfeiture by the Indemnifying Party of rights or defenses with respect to such action. In any action or proceeding, following provision of proper notice by the Indemnified Party of the existence of such action, the Indemnifying Party shall be entitled to participate in any such action and, to the extent that it shall wish, participate jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel of its choice (unless any conflict of interest requires the appointment of separate counsel), and after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense of the action, the Indemnifying Party shall not be liable to such Indemnified Party hereunder for any legal expense of the other counsel subsequently incurred without the Indemnifying Party's consent. The Indemnified Party shall cooperate in the defense or settlement of claims so assumed. The Indemnifying Party shall not be liable hereunder for the settlement by the Indemnified Party for any claim or demand unless the Indemnifying Party has previously approved the settlement or it has been notified of such claim or demand and has failed to provide a defense in accordance with the provisions hereof. In the event that any proceeding involving the Indemnifying Party shall be commenced by the Indemnified Party in connection with the Agreement, or the transactions contemplated hereunder, and such proceeding shall be finally determined by a court of competent jurisdiction in favor of the Indemnifying Party, the Indemnified Party shall be liable to the Indemnifying Party for any reasonable attorney's fees and direct costs relating to such proceedings. The indemnifications provided in this Section 19 shall survive the termination of this Agreement.

         20.      SURVIVAL

         All representations and warranties made by the Subadviser and TAMIC herein shall survive for the duration of this Agreement and the parties hereto shall notify each other in writing immediately upon becoming aware, but in no event later than five (5) days after becoming aware, that any of the foregoing representations and warranties are no longer true.

         21. USE OF NAME

         The Trust and TAMIC, together with its subsidiaries and affiliates may use the names "Travelers Investment Management Company," or any derivative thereof or logo associated therewith in offering materials of the Portfolio only with the prior written approval of the Subadviser and only for so long as this Agreement or any extension, renewal, or amendment hereof remains in effect. At such time as this Agreement shall no longer be in effect, the Trust and TAMIC together with its subsidiaries and affiliates each agree that they shall cease to use such names or any other name indicating that it is advised by or otherwise connected with the Subadviser (except to the extent that the Trust and TAMIC may be required by law to disclose the former name and/or subadviser of the Portfolio or disclosure of such former name and/or subadviser is reasonably necessary to avoid investor confusion), and shall promptly change its name accordingly. The Trust acknowledges that it has adopted the name "Travelers Investment Management Company" or any derivative thereof or logo associated therewith in offering materials of the Portfolio only with the prior approval of the Subadviser and through permission of the Subadviser, and agrees that the Subadviser reserves to itself and any successor to its business the right to grant the non-exclusive right to use the aforementioned names or any similar names to any other corporation or entity, including but not limited to any investment company of which the Subadviser or any subsidiary or affiliate thereof or any successor to the business of any thereof shall be the investment adviser or subadviser.

         22.      LIMITATION ON CONSULTATION

         In accordance with Rule 17a-10 under the 1940 Act and any other applicable law, the Subadviser shall not consult with any other subadviser to the Portfolio or any subadviser to any other portfolio of the Trust or to any other investment company or investment company series for which TAMIC serves as investment adviser concerning transactions for the Portfolio in securities or other assets, other than for purposes of complying with conditions of paragraphs
(a) and (b) of Rule 12d3-1 under the 1940 Act.

         23.      GOVERNING LAW

         This Agreement shall be governed by, construed under and interpreted and enforced in accordance with the laws of the state of New York, without regard to principles of conflicts of laws.

         24.      SEVERABILITY

         If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

         25.      DEFINITIONS

         The terms "assignment," "affiliated person," and "interested person," when used in this Agreement, shall have the respective meanings specified in
Section 2(a) the 1940 Act. The term "majority of the outstanding shares" means the lesser of (a) sixty-seven percent (67%) or more of the shares present at a meeting if more than fifty percent (50%) of these shares are present or represented by proxy, or (b) more than fifty percent (50%) of the outstanding shares.

         26.      COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                         TRAVELERS ASSET MANAGEMENT
                                         INTERNATIONAL COMPANY, LLC


                                         By: /s/ Mark Remington
                                             ------------------
                                         Name: Mark Remington
                                         Title: Vice President

                                         TRAVELERS INVESTMENT MANAGEMENT COMPANY

                                         By: /s/ Daniel Willey
                                             -----------------
                                         Name: Daniel Willey
                                         Title: President and CEO

                                  ATTACHMENT A

                          INVESTMENT SUB-ADVISORY FEES



     For the services rendered under this Agreement, TAMIC shall pay Subadviser an amount equivalent on an annual basis to the following:


     ANNUAL MANAGEMENT FEE             AGGREGATE NET ASSET VALUE OF SUBADVISER'S
                                       ASSETS

     0.300%                            Up to $500 million
     0.250%                            Next $500 million
     0.200%                            Greater than $1 billion